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                                                                  Exhibit 23.8


                              Consent of KPMG LLP


The Board of Directors
Vertex Pharmaceuticals Incorporated:


We consent to the use of our report dated November 19, 1998, with respect to the statements of operations, stockholders' equity, and cash flows of PanVera Corporation for the year ended September 30, 1998, incorporated herein by reference, which report appears on Form 8-K of Aurora Biosciences Corporation dated May 18, 2001 and to the reference to our firm under the heading "Experts" in the joint proxy statement-prospectus.


                                            /s/ KPMG LLP


Chicago, Illinois
May 21, 2001